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                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):
                                 March 10, 1999


                         Unique Casual Restaurants, Inc.
             (Exact Name of Registrant as specified in its charter)


         Delaware                       0-22639                 04-3370491
(State or other jurisdiction        (Commission File         (I.R.S. Employer
     of incorporation)                  Number)             Identification No.)



               One Corporate Place, 55 Ferncroft Road, Danvers, MA 01923 (Address of principal executive offices and zip code)


                                 (978) 774-6606
              (Registrant's telephone number, including area code)






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ITEM 5. OTHER EVENTS.

On March 11, 1999, Unique Casual Restaurants, Inc. issued the following press release:

Unique Casual Restaurants, Inc., (Nasdaq: UNIQ - news; "Unique" or the "Company") announced today that the pending proxy contest regarding its March 17, 1999 Annual Meeting has been settled by agreement between Unique and Atticus Partners, L.P. ("Atticus"). Unique believes that the terms of the settlement agreement, which are briefly described below, are in the best interests of Unique and its shareholders.

The most significant features of the settlement are:

    -- Atticus' nominees for election as Directors, Timothy R. Barakett and James S. Goodwin, will be immediately appointed to the Board as Class I Directors of Unique to serve until the 2000 Annual Meeting.

and
    -- Atticus will support Erline Belton and Joseph W. O'Donnell, management's nominees for election as Class II Directors to serve until the 2001 Annual Meeting, with the shares Atticus owns as well as with the shares for which it has authority to vote.

                             TERMS OF THE AGREEMENT

The settlement agreement also calls for the following events to occur:

    -- The Board of Directors will be expanded immediately from five to seven seats in order to accommodate the appointment of the Atticus Directors.

    -- The Board of Directors will establish a two-member strategic committee of the Board, consisting of Alan D. Schwartz, a continuing director, and Timothy R. Barakett, one of the Atticus Nominees. The Board will delegate to this committee authority to control and/or oversee the negotiation and preparation of any transaction to sell Unique and provide a recommendation regarding such a transaction to the full Board. The committee will also have the authority to review and evaluate Unique's senior executive officers in light of Unique's strategic needs and objectives and take action in connection with its evaluation.

If Unique does not enter into a definitive agreement with respect to a sale, merger or other business combination by May 31, 1999 (or a later date determined by the committee described above), then the Board shall be reduced to five members and two of the current directors will be required to step down.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

Exhibit No.       Description
-----------       -----------

10.1 Letter agreement among Unique Casual Restaurants, Inc., Atticus Partners, L.P., and the other parties thereto, dated March 10, 1999.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: March 15, 1999                 Unique Casual Restaurants, Inc.



                                      By: /s/ Donald C. Moore
                                          -------------------------------------
                                          Chief Executive Officer and President